EXHIBIT 3.3

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is Intercontinental Services, Inc.

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: (a) SHARES:

The total number of shares that this Corporation is authorized to issue is 111,000,000, allocates as follows among these classes and series of stock:

Common Stock

One class of stock shall be common stock, $.0001 par value, of which the Corporation shall have the authority to issue 100,000,000 shares.

Preferred Stock

The second class of stock shall be preferred stock, $.0001 par value, of which the Corporation shall have the authority to issue 11,000,000 shares.

The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

Of the 11,000,000 shares of preferred stock authorized, 1,000,000 shall be designated as Series A Preferred Stock, 5,000,000 shares shall be designated as Series B Preferred Stock, 5,000,000 shares shall be designated as Series C Preferred Stock, which shall have the designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions set forth below:

Series A Preferred Stock:

1) Designation and Amounts. The Board of Directors of the Corporation, pursuant to authority granted in the Articles of Incorporation, hereby creates a series of preferred stock designated as Series A Preferred Stock (the “Series A Preferred Stock”) with a $.0001 par value per share. The number of authorized shares constituting the Series A Preferred Stock shall be one million (1,000,000) shares.

2) Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends, payable via cash or stock in parity with the common stock holders.

3) Voting. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall have twenty thousand (20,000) votes for every one (1) share of Series A Preferred Stock held pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise required by law, the holders of shares of Series A Preferred Stock and any other series of preferred stock with voting rights and the common stock shall vote together as a single class, and not as separate classes.

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4) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a) Automatic Conversion. Each share of Series A Preferred Stock shall not be convertible unless the Corporation’s Certificate of Incorporation has an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of the shares of Series A Preferred Stock being converted. Conditioned upon the foregoing, each share of Series A Preferred Stock shall automatically convert into one thousand (1,000) fully paid and non-assessable shares of Common Stock of the Corporation.

(b) Method of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice 15 business days prior to date of conversion to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Corporation shall, within five business days, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

(c) Partial Conversion. In the event of the conversion of some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

(d) Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted or otherwise acquired by the Corporation, the shares so converted shall be canceled and shall resume the status of authorized shares of preferred stock without differentiation as to series. All such shares may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

(e) Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of common stock upon conversion of any shares of Series A Preferred Stock, provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(f) Adjustments to Conversion Rate.

(i) Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of common stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of common stock after the effective date of this Certificate of Designation, each a “Subdivision, Combination or Consolidation of Common Stock”, any such Subdivision, Combination or Consolidation of Common Stock shall have no effect on the Series A Conversion Rate in effect immediately prior to such Subdivision, Combination or Consolidation of Common Stock.

(ii) Reclassifications and Reorganizations. At any time after the date hereof, in the case, of any capital reorganization, merger or any reclassification of the stock of the Corporation, the Series A Conversion Rate then in effect shall not be adjusted or changed in any way such that the number of outstanding shares of Series A Preferred Stock in effect immediately prior to the record date of any such capital reorganization, merger or any reclassification of the stock of the Corporation shall remain the same and there shall be no adjustment in the voting rights stated herein of each share of Series A Preferred Stock and each share of Series A Preferred Stock shall continue to convert into the quantity of fully paid and non-assessable share of Common Stock of the Corporation stated in Section 4 (a). In exception to the forgoing, if agreed in writing by any holder of Series A Preferred Stock prior to any capital reorganization, merger or any reclassification of the stock of the Corporation, such holder may agree, in whole or in part, to amend the terms herein of the Series A Preferred Stock such that the holder’s shares of

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Series A Preferred Stock are convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification the holder’s shares of the Series A Preferred Stock had been so converted or exchanged in a matter as stated herein.

(iii) Distributions Other Than Cash Dividends Out of Retained Earnings. If the Corporation shall declare a cash dividend upon its common stock payable otherwise than out of retained earnings or shall distribute to holders of its common stock shares of its capital stock, stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for common stock or other securities of the Corporation convertible into or exchangeable for common stock), then, in each such case, provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of common stock receivable thereupon, the amount of securities of the Corporation and other property which they would have received had their Series A Preferred Stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period.

(g) Fractional Shares. Fractional shares of Series A Preferred Stock may be issued and all conversion, voting and other rights shall be applied to such fractional shares on a proportional basis; provided, however, that in lieu of any fractional shares of common stock to which the holder of Series A Preferred Stock would be entitled upon conversion or otherwise pursuant hereto, the Corporation shall issue to such holder, one whole share of common stock. The number of whole shares to be issuable to each holder upon such conversion shall be determined on the basis of the number of shares of common stock issuable upon conversion of the total number of shares of Series A Preferred Stock of such holder at the time converting into common stock.

5) Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the shares of Series A, Series B Preferred Stock and Series C Preferred Stock, and common stock in order of rank wherein the Series A Preferred Stock is senior to all other classes of stock, followed by the Series B Preferred Stock, the Series C Preferred Stock, and then the Common Stock of the Corporation. Any distribution resulting from the liquidation, dissolution or winding up of the Corporation will be pro-rata to the quantity of votes each such share holds.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage an independent appraiser to determine the fair market value of the assets to be distributed to the holders of shares of its capital stock. The Corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser’s valuation. Any equity securities of other entities to be distributed shall be valued as follows: (i) if the common stock is listed on a national securities exchange or NASDAQ, the last sale price of the common stock in the principal trading market for the common stock on such date or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as reported by the exchange or NASDAQ, as the case may be; or (ii) if the common stock is not listed on a national securities exchange or NASDAQ, but is traded in the over-the-counter market, the closing bid price for the common stock on such date, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations, as the case may be; or (iii) if the fair market value of the common stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Corporation shall reasonably determine, in good faith.

6) Registration Rights.

(a) If the Corporation should file any form of registration statement (the “Registration Statement”) under the 1933 Act covering the distribution or sale of any securities of the Corporation, it shall forthwith give written notice (the “Registration Notice”) to the holder(s) of the Series A Preferred Stock of such decision, who shall have the right

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to elect, by written notice (the “Reply to Registration Notice”) to the Corporation not more than five (5) business days following receipt of said Registration Notice, to have the Registration Statement include the registration of any or all of the Series A Preferred Stock, or common stock into which it may be converted, in whole or in part.

(b) In the event of a registration pursuant to “(a)” above, the Corporation shall use its best efforts to cause the Series A Preferred Stock, or the common stock into which it is converted, so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holder(s) of the Series A Preferred Stock may reasonably request; provided, however, that the Corporation shall not by reason of this Agreement be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

7) Redemption. Series A Preferred Shares are not redeemable.

8) Common Stock Dividends, Subdivisions, Combinations, etc. In case the Corporation shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series A Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall not be adjusted or changed in any way such that the number of outstanding shares of Series A Preferred Stock in effect immediately prior to the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall remain the same and there shall be no adjustment in the voting rights stated herein of each share of Series A Preferred Stock and each share of Series A Preferred Stock shall continue to convert into the quantity of fully paid and non-assessable share of Common Stock of the Corporation stated in Section 4, “a)”.

9) No Impairment. Except and to the extent as waived or consented to by the holder, or as otherwise provided herein, the Corporation shall not by any action, including, without limitation, amending its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in this Certificate of Designations against impairment.

10) Loss, Theft, Destruction of Series A Preferred Stock Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Preferred Stock, new shares of Series A Preferred Stock of like tenor. The Series A Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

11) Notices. The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the common stock. Any notice required by the provisions of this Section 11 to be given to the holder of shares of the Series A Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

12) Severability. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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13) Rank. With respect to any payments of interest, dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Corporation and any other right or preference, the Series A Preferred Stock shall rank junior to the Series C Preferred Stock and senior to the Series B Preferred Stock, and the Common Stock.

Series B Preferred Stock:

1) Designation and Amounts. The series of preferred stock authorized hereunder shall be designated as the “Series B Preferred Stock.” The number of shares constituting such series shall initially be five million (5,000,000) which number may from time to time be changed by the Board of Directors. The Series B Preferred Stock shall be $.0001 par value per share. All shares of Series B Preferred Stock shall be identical with each other in all respects.

2) Rank. With respect to any payments of interest, dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Corporation and any other right or preference, the Series B Preferred Stock shall rank junior to the Series A and Series C Preferred Stock, and ahead of the Common Stock.

3) Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a) Automatic Conversion. Each shares of Series B Preferred Stock shall not be convertible unless the Corporation’s Certificate of Incorporation has an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of the shares of Series B Preferred Stock being converted. Conditioned upon the foregoing, each share of Series B Preferred Stock shall automatically convert at the sole option of its holder into five hundred (500) fully paid and non-assessable shares of Common Stock of the Corporation.

(b) Mechanics of Conversion. At such time as the conditions described in Section 3(a) shall have occurred, holders of the Series B Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 3(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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(f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 3(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

4) Redemption.

(a) Exercise of Redemption Right. Subject to the rights per series of Preferred Stock which may from time to time come into existence, at the option of the Corporation, the Corporation shall have the right, in whole or in part, to redeem that number of shares of Series B Preferred Stock held by any holder and specified in a written notice of redemption (“Redemption Notice”) sent or delivered to the holder, by paying to the holder, in cash in immediately available funds or in cash or other consideration acceptable to said holder per a separate agreement for the redemption of the Series B Preferred Stock over time, an amount per share of Series B Preferred Stock identified in the Redemption Notice, calculated on the date of said Redemption Notice such that it is equal to the average of the five lowest market closing bid prices for a share of the Corporation’s common stock during the twenty (20) trading day prior to the date of the Redemption Notice, which amount shall be multiplied by 500, plus any declared but unpaid dividends on each such share. The total sum payable per share pursuant to a Redemption Notice is hereinafter referred to as the “Series B Preferred Stock Redemption Price”.

(b) Mechanics of Redemption. Redemption Notices shall be sent or delivered to the holder at such holder's address as set forth in the books of the Corporation. Such Redemption Notice shall be sent at least twenty (20) days prior to the redemption date specified in the Redemption Notice. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed; (iii) the redemption price per share; (iv) the place where certificates may be surrendered for payment of the redemption price; and (v) that the holder's right to convert pursuant to subsection 5 above shall terminate upon the expiration of ten (10) days after receipt of the Redemption Notice. The Corporation shall, as soon as practicable after the redemption date, pay to the holder the Series B Preferred Stock the redemption price upon delivery to the Corporation of the certificates of Series B Preferred Stock to be redeemed. Upon payment by the Corporation of the Series B Preferred Stock Redemption Price, all rights in respect of the shares of Series B Preferred Stock redeemed shall cease.

5) Voting Rights. The holders of shares of Series B Preferred Stock shall have the right to four hundred (400) votes for each share of Series B Preferred Stock held, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6) Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends, payable via cash or stock when, as and if declared by the Board of Directors, in its sole discretion.

7) Common Stock Dividends, Subdivisions, Combinations, etc. In case the Corporation shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series B Preferred Stock in effect at the time of the record date for such dividend or distribution or of the

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effective date of such subdivision, combination or reclassification shall not be adjusted or changed in any way such that the number of outstanding shares of Series B Preferred Stock in effect immediately prior to the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall remain the same and there shall be no adjustment in the voting rights stated herein of each share of Series B Preferred Stock and each share of Series B Preferred Stock shall continue to convert into the quantity of fully paid and nonassessable share of Common Stock of the Corporation as stated in Section 3 (a).

8) Status of Converted or Redeemed Stock. In the event any shares of Series B Preferred Stock shall be converted or redeemed pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and shall be available for issuance by the Corporation in accordance with the Corporation’s Certificate of Incorporation.

9) Loss, Theft, Destruction of Series B Preferred Stock Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series B Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series B Preferred Stock, new shares of Series B Preferred Stock of like tenor. The Series B Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series B Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

10.) Notices. The holders of the Series B Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the common stock. Any notice required by the provisions of this Section to be given to the holder of shares of the Series B Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

11) Severability. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

12) Registration Rights.

(a) If the Corporation should file any form of registration statement (the “Registration Statement”) under the 1933 Act covering the distribution or sale of any securities of the Corporation, it shall forthwith give written notice (the “Registration Notice”) to the holder(s) of the Series B Preferred Stock of such decision, who shall have the right to elect, by written notice (the “Reply to Registration Notice”) to the Corporation not more than five (5) business days following receipt of said Registration Notice, to have the Registration Statement include the registration of any or all of the Series B Preferred Stock, or common stock into which it may be converted, in whole or in part.

(b) In the event of a registration pursuant to “(a)” above, the Corporation shall use its best efforts to cause the Series B Preferred Stock, or the common stock into which it is converted, so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holder(s) of the Series B Preferred Stock may reasonably request; provided, however, that the Corporation shall not by reason of this Agreement be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

Series C Preferred Stock

1) Designation and Amounts. The series of preferred stock authorized hereunder shall be designated as the “Series C Preferred Stock.” The number of shares constituting such series shall initially be five million (5,000,000) which number may from time to time be changed by the Board of Directors. The par value of the Series

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C Preferred Stock shall be $.0001 par value. All shares of Series C Preferred Stock shall be identical with each other in all respects.

2) Rank. With respect to any payments of interest, dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Corporation or as to any other right or preference, the Series C Preferred Stock shall rank ahead of any other class of Preferred Stock and Common Stock.

3) Interest. Each share of the Series C Preferred Stock shall earn daily, compound interest at the rate of twelve percent (12%) of its “Exchange Value” per share per Section 4(a), as calculated on a 365-day calendar year (the “Interest) from the date of each such share’s issuance by authorization resolution of the Board of Directors of the Corporation. The Interest shall be accrued per calendar quarter (an “Accrual Period”) and paid within thirty (30) days of the end of each such calendar quarter, unless a respective holder of the shares of the Series C Preferred Stock provides written authorization to the Corporation to defer said Interest payment to the due date for the next Accrual Period or to the end of the Corporation’s fiscal year. For as long as any shares of Series C Preferred Stock remain issued and outstanding, any and all accrued and unpaid Interest is to be recorded on the books and records of the Corporation as a cumulative obligation.

4) Exchangeability; Interchangeability.

(a) Exchangeability. Each share of Series C Preferred Stock is to be issued in exchange for one U.S. dollar ($1.00), (the “Exchange Value”) of the outstanding balance at the time rounded up to next highest dollar, in whole or in part, of any convertible promissory note, debenture or other form of debt instrument (each a “Debt Instrument”) issued by the Corporation to a debtholder (the “Debtholder”) who is to receive the Series C Preferred Stock (the “Exchange”). Any such Exchange shall be by written agreement between the Corporation and the Debtholder and may contain terms and conditions in addition to those included herein (the “Exchange Agreement”) and the Exchange Agreement shall be approved by a resolution of the Board of Directors of the Corporation prior to the Exchange occurring. It is understood by the Corporation and the Debtholder that the rights granted to the Debtholder under the Debt Instrument being exchanged by the Corporation, and or any guarantors of the Debt Instrument shall remain in full force and effect after the Exchange, until such time as the Series C Preferred Stock is either converted in full to shares of common stock or redeemed per the terms and conditions of the following Section 6.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that any of the Series C Preferred Stock issued upon Exchange shall be deemed to have been acquired at the time the underlying Debt Instrument was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issued upon any Conversion (as hereinafter defined) of the Series C Preferred Stock, in accordance with federal and state law and regulation, shall be deemed to have commenced on the date the Debt Instrument was issued.

(b) Interchangeability. Any Exchange of the Debt Instrument per the Exchange Agreement, in whole or in part, for any shares of Series C Preferred Stock may be reversed at any time by the holder of the Series C Preferred Stock, in its sole option, for (i) non-payment, when due, of any Interest from the Series C Preferred Stock (which Interest the holder had not previously agreed in writing to be accrued, see Section 3 above), or (ii) any item constituting “Default” as stated in the Debt Instrument that remains uncured for thirty (30) calendar days, or (iii) by mutual agreement of the holder and the Corporation (the “Interchange”). Such reversal of the Exchange and the attendant cancellation of the Exchange Agreement shall be by written notice by the holder of the Series C Preferred Stock to the Corporation; wherein the Debt Instrument, adjusted for changes due to any conversions of the Series C Preferred Stock or Interest owed, accrued or paid, shall thereafter be interchanged back from the Series C Preferred Stock titled to the holder, which Series C Preferred Stock shall be deemed cancelled by the Corporation within five (5) business days of said written notice whether or not any physical stock certificate(s) representing the Series C Preferred Stock is returned to the Corporation. The Corporation acknowledges that in such situation the Debt Instrument in its entirety, without amendment or restatement of its terms and conditions, and as of its original issuance date, shall return to being an irrevocable obligation of the Corporation to its holder, and that for purposes of Rule 144 and its sub-section (d)(3)(ii), the Debt Instrument exchanged for the Series C Preferred Stock shall retain its original tacking period as pertains to any subsequent conversions of the Debt Instrument for common stock of the Corporation. Any such Interchange of the Series C Preferred Stock to the Debt Instrument shall be authorized by

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resolution of the Board of Directors of the Corporation within five (5) business days of written notice of said Interchange by the holder.

5) Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a) Automatic Conversion. Each shares of Series C Preferred Stock shall not be convertible unless the Corporation’s Certificate of Incorporation has an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of the shares of Series C Preferred Stock being converted. Conditioned upon the foregoing, each share of Series C Preferred Stock shall automatically convert at the sole option of its holder into fully paid and non-assessable shares of Common Stock of the Corporation, wherein the quantity of shares of Common Stock being issued per share of Series C Preferred Stock shall be calculated at a price per share equal to the average of the five lowest market closing bid prices for a share of the Corporation’s common stock during the twenty (20) trading day prior to the date of each such conversion, such that the total quantity of shares of Common Stock being issued per conversion of each share of Preferred Stock equals the Exchange Value ($1.00) (the “Series C Conversion Formula”). The holding period for the Common Stock issued upon any Conversion shall be deemed to have commenced on the date the underlying Debt Instrument to the Series C Preferred Stock was issued.

(b) Mechanics of Conversion. At such time as the conditions described in Section 5(a) shall have occurred, holders of the Series C Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, within not more than five (5) business days, issue and deliver to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 5(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(d) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series C Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 5(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and

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authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

6) Redemption.

(a) Exercise of Redemption Right. Subject to the rights per series of Preferred Stock which may from time to time come into existence, and provided that the holder of the of Series C Preferred Stock has not issued a written notice to the Corporation pertaining to an Interchange of the Series C Preferred Stock for its underlying Debt Instrument, in whole or in part, at the option of the Corporation and with the prior written approval of the holder of the of Series C Preferred Stock, the Corporation shall have the right, in whole or in part, to redeem that number of shares of Series C Preferred Stock held by any holder of Series C Preferred Stock and specified in a written notice of redemption (“Redemption Notice”) sent or delivered to said holder, by paying said holder, in cash in immediately available funds or in cash or other consideration acceptable to said holder per a separate agreement for the redemption of the Series C Preferred Stock over time, an amount per share of Series C Preferred Stock identified in the Redemption Notice, calculated on the date of said Redemption Notice such that it is not less than the Series C Conversion Formula per share per Section 5 (a) above, plus any accrued and unpaid Interest per share to the date of the Redemption Notice, any fees or penalties that may occur from the terms and conditions of the Exchange Agreement, and any declared but unpaid dividends per share of Series C Preferred Stock. The total sum payable per share pursuant to a Redemption Notice is hereinafter referred to as the “Series C Preferred Stock Redemption Price”. Each holder of the of Series C Preferred Stock, in its sole judgement and discretion, shall have the option to accept or reject the Series C Preferred Stock Redemption Price stated in the Redemption Notice, or to reject any Redemption Notice in its entirety.

(b) Mechanics of Redemption. Redemption Notices shall be sent or delivered to the holder at such holder's address as set forth in the books of the Corporation. Such Redemption Notice shall be sent at least twenty (20) days prior to the redemption date specified in the Redemption Notice. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed; (iii) the redemption price per share; (iv) the place where certificates may be surrendered for payment of the redemption price; and (v) that the holder's right to convert pursuant to subsection 5 above shall terminate upon the expiration of ten (10) days after receipt of the Redemption Notice. The Corporation shall, as soon as practicable after the redemption date, pay to the holder the Series C Preferred Stock the redemption price upon delivery to the Corporation of the certificates of Series C Preferred Stock to be redeemed. Upon payment by the Corporation of the Series C Preferred Stock Redemption Price, all rights in respect of the shares of Series C Preferred Stock redeemed shall cease.

7) Voting Rights. The holders of shares of Series C Preferred Stock shall not have any voting rights with respect to any question upon which the holders of Common Stock or other classes of Preferred Stock have the right to vote. Regardless of the preceding sentence, the holders of shares of Series C Preferred Stock shall be entitled to any notice of, and their attendance at, any stockholders meeting in accordance with the bylaws of this Corporation.

8) Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends, payable via cash or stock when, as and if declared by the Board of Directors, in its sole discretion.

9) Common Stock Dividends, Subdivisions, Combinations, etc. In case the Corporation shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series C Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall not be adjusted or changed in any way such that the number of outstanding shares of Series C Preferred Stock in effect immediately prior to the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall remain the same and each share of Series C Preferred Stock shall continue to convert into shares of Common Stock of the Corporation per the preceding Section 5 pertaining to Series C Preferred Stock.

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10) Status of Converted or Redeemed Stock. In the event any shares of Series C Preferred Stock shall be converted or redeemed pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled in full and shall not be available for re-issuance by the Corporation.

11) Loss, Theft, Destruction of Series C Preferred Stock Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series C Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series C Preferred Stock, new shares of Series C Preferred Stock of like tenor. The Series C Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series C Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

12) Notices. The holders of the Series C Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the common stock. Any notice required by the provisions of this Section to be given to the holder of shares of the Series C Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

13) Severability. If any right, preference or limitation of the Series C Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

14) Liquidation.

a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the shares of Series A, B and C Preferred Stock and Common Stock, according to each class’s “Rank” as stated herein, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock pursuant to the terms hereof immediately prior to such dissolution, liquidation or winding up of the Corporation.

b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage an independent appraiser to determine the fair market value of the assets to be distributed to the holders of shares of its capital stock. The Corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series B Preferred Stock of the appraiser’s valuation. Any equity securities of other entities to be distributed shall be valued as follows: (i) if the common stock is listed on a national securities exchange or NASDAQ, the last sale price of the common stock in the principal trading market for the common stock on such date or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as reported by the exchange or NASDAQ, as the case may be; or (ii) if the common stock is not listed on a national securities exchange or NASDAQ, but is traded in the over-the-counter market, the closing bid price for the common stock on such date, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations, as the case may be; or (iii) if the fair market value of the common stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Corporation shall reasonably determine, in good faith.

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15) Registration Rights.

(a) If the Corporation should file any form of registration statement (the “Registration Statement”) under the 1933 Act covering the distribution or sale of any securities of the Corporation, it shall forthwith give written notice (the “Registration Notice”) to the holder(s) of the Series C Preferred Stock of such decision, who shall have the right to elect, by written notice (the “Reply to Registration Notice”) to the Corporation not more than five (5) business days following receipt of said Registration Notice, to have the Registration Statement include the registration of any or all of the Series A Preferred Stock, or common stock into which it may be converted, in whole or in part.

(b) In the event of a registration pursuant to “(a)” above, the Corporation shall use its best efforts to cause the Series C Preferred Stock, or the common stock into which it is converted, so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holder(s) of the Series C Preferred Stock may reasonably request; provided, however, that the Corporation shall not by reason of this Agreement be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

Fifth: POWERS RELATIVE TO BYLAWS:

The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

Sixth: DIRECTORS NOT PERSONALLY LIABLE: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Seventh: The name and mailing address of the incorporator are as follows Richard Davis, 3001 North Rocky Point East, Suite 200, Tampa, FL 33607.

Eighth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this December 26, 2017.

By:	/s/ Richard Davis
Richard Davis, incorporator

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